Exhibit 4.11

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this "Agreement") is made as of November 12, 2003 by and among 8x8, Inc., a Delaware corporation (the "Company") and the investors listed on Exhibit A hereto (collectively the "Investors")

WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase up to an aggregate of 1,860,055 shares of Common Stock of the Company (the "Shares"), and 5-year warrants, exercisable to purchase up to an aggregate of 1,860,055 shares of Common Stock at $3.40 per share (the "Purchased Warrants"), upon the terms and conditions set forth in that certain Unit Subscription Agreement, dated of even date herewith, between the Company and the Investors (the "Unit Subscription Agreement"); and

WHEREAS, the terms of the Unit Subscription Agreement provide that it shall be a condition precedent to the closing of the transactions thereunder for the Company and the Investors to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

    Definitions. The following terms shall have the meanings provided below:

    "Additional Shares" shall mean any additional shares of Common Stock which may be issued or become issuable from time to time upon the exercise of a Purchased Warrant, or a distribution with respect to, or in exchange for, or in replacement of a Purchased Warrant, as a result of anti-dilution provisions of a Purchased Warrant or otherwise.

    "Board of Directors" shall mean the board of directors of the Company.

    "Closing" shall have the meaning ascribed to such term in the Unit Subscription Agreement.

    "Common Stock" shall mean the common stock, $.001 par value per share, of the Company.

    "Convertible Securities" means (i) options to purchase or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

    "Excluded Stock" shall mean shares of Common Stock issued by the Corporation (i) issued or issuable to employees, directors or consultants pursuant to any equity compensation plan approved by the Company's Board of Directors, (ii) to bona fide leasing companies, strategic partners, or major lenders, (iii) as the purchase price in a bona fide acquisition or merger (including reasonable fees paid in connection therewith) or (iv) upon issuance upon conversion or exercise of the Purchased Warrants.

    "Majority Holders" shall mean, at the relevant time of reference thereto, those Investors holding more than fifty percent (50%) of the Registrable Shares held by all of the Investors.

    "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holders of the Purchased Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Purchased Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 6 of the Purchased Warrants or otherwise.

    "Outstanding S-3" shall mean the registration statement on Form S-3 that (i) the Company has filed with the SEC related to the purchase of common stock and warrants by certain investors in July 2003, and (ii) has not been declared effective by the SEC.

    "Registrable Shares" shall mean any Shares or any shares of Common Stock or Other Securities issued or issuable from time to time upon the exercise of a Purchased Warrant, or a distribution with respect to, in exchange for, or in replacement of a Purchased Warrant, including without limitation Additional Shares.

    "Rule 144" shall mean Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

    "SEC" shall mean the Securities and Exchange Commission.

    "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

    Effectiveness. This Agreement shall become effective upon the Closing.

    Mandatory Registration. (a) The Company agrees to use commercially reasonable efforts to prepare and file with the SEC a registration statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement that is then available to effect a registration of all Registrable Shares) for the purpose of registering under the Securities Act all of the Registrable Shares for resale by, and for the account of, the Investors as selling stockholders thereunder (the "Registration Statement") within thirty (30) days after the Closing. The Registration Statement shall permit the Investors to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, any or all of the Registrable Shares. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Shares.

    (b) The Company agrees to use commercially reasonable efforts to cause the Registration Statement to become effective within ninety (90) days after the Closing.

    (c) If the Registration Statement is not declared effective by the SEC within one hundred twenty (120) days after the Closing (the "Effectiveness Deadline"), then in addition to any other rights the Investors may have hereunder or under applicable law, the Company shall pay to each Investor an amount in cash, as liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Investor (the "Damage Amount") pursuant to the Unit Subscription Agreement on each thirty day anniversary of the Effectiveness Deadline until the Registration Statement is declared effective by the SEC. In the event the Registration Statement is declared effective within a thirty day anniversary period subsequent to the Effectiveness Deadline, the Company shall pay damages in an amount calculated by dividing the Damage Amount by the number of days since the Effectiveness Deadline or most recent thirty day anniversary thereof.

    (d) The Company shall be required to keep the Registration Statement, as amended, effective until such date that is the earlier of (i) two years after the Closing, (ii) the date when all of the Registrable Shares registered thereunder shall have been sold, or (iii) such time as all the Registrable Shares held by the Investors can be sold pursuant to Rule 144(k) and without compliance with the registration requirements of the Securities Act (such date is referred to herein as the "Mandatory Registration Termination Date"). Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Investors shall have no further right to offer or sell any of the Registrable Shares pursuant to the Registration Statement (or any prospectus relating thereto).

    (e) The Company shall not grant any registration rights that are pari passu with or senior to the registration rights of the Investors under this Agreement if such registration rights would adversely affect the Investors' ability to sell Registrable Shares pursuant to the Registration Statement. The Company represents that no stockholders other than the Investors have the right to sell any Common Stock or other securities of the Company pursuant to the Registration Statement.

    Obligations of the Company. In connection with the Company's obligation under Section 3 hereof to file a Registration Statement with the SEC and to use its reasonable efforts to cause the Registration Statement to become effective as soon as practicable after filing, the Company shall, as expeditiously as reasonably possible, subject to Section 9 hereof:
      Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the Mandatory Registration Termination Date;
      Furnish to the selling Investors such reasonable number of copies of the Registration Statement, prospectus and preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, prospectus amendments and supplements as are prepared by the Company in accordance with Section 4(a) above) as the selling Investors may reasonably request, in order to facilitate the public or other disposition of such selling Investors' Registrable Shares;
      Use reasonable efforts to register and qualify the Registrable Shares covered by the Registration Statement under such other securities or Blue Sky laws of all states requiring such securities or Blue Sky registration or qualification, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and
      Use reasonable efforts to cause all such Registrable Shares registered hereunder to be listed on each securities exchange (including without limitation any Nasdaq market) on which securities of the same class issued by the Company are then listed.

    Furnish Information. (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Investors shall furnish to the Company such information regarding them and the securities held by them as the Company shall reasonably request and as shall be required in order to effect any registration by the Company pursuant to this Agreement.

    (b) The Registration Statement will provide for a plan of distribution with respect to the Registrable Shares substantially as follows: The Registrable Shares may be sold from time to time by the Investors, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Registrable Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to the resale registration statement; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) transactions between sellers and purchasers without a broker/dealer. In addition, any securities covered by the Registration Statement which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to the Registration Statement. From time to time the selling Investors may engage in short sales, short sales versus the box, puts and calls and other transactions in securities of the issuer or derivatives thereof, and may sell and deliver the shares in connection therewith. In effecting sales, brokers or dealers engaged by the selling Investors may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling Investors in amounts to be negotiated immediately prior to the sale.

    Expenses of Registration. All expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement (excluding underwriting, brokerage and other selling commissions and discounts), including without limitation all registration and qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Investors selected by the selling Investors not to exceed $2,500, shall be borne by the Company.

    Indemnification.
      To the extent permitted by law, the Company will indemnify and hold harmless each selling Investor (including the partners or officers, directors and stockholders of such Investor), and each person, if any, who controls such selling Investor within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act, the Exchange Act, and other federal or state securities laws, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) arise out of any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any other federal or state securities law; and will reimburse such selling Investor, or such officer, director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission made in connection with the Registration Statement, any preliminary prospectus or final prospectus relating thereto or any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished expressly for use in connection with the Registration Statement or any such preliminary prospectus or final prospectus by the selling Investors, any broker/dealer acting on their behalf or controlling person with respect to them.
      To the extent permitted by law, each selling Investor will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, or any selling Investors, and all other selling Investors against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person or such other selling Investor may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement or any preliminary prospectus or final prospectus, relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished by the selling Investor expressly for use in connection with the Registration Statement, or any preliminary prospectus or final prospectus; and such selling Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or other selling Investor in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the liability of each selling Investor hereunder (when aggregated with amounts contributed, if any, pursuant to Section 7(d)) shall be limited to the difference (the "Difference") between the amount received by such Investor from the sale of the Registrable Securities pursuant to the Registration Statement and the amount paid by such Investor to the Company for such Registrable Securities pursuant to the Unit Subscription Agreement, and provided further, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of those selling Investor(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld or delayed).

      (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the indemnifying parties with the consent of the indemnified party which consent will not be unreasonably withheld, conditioned or delayed. In the event that the indemnifying party assumes any such defense, the indemnified party may participate in such defense with its own counsel and at its own expense, provided, however, that the counsel for the indemnifying party shall act as lead counsel in all matters pertaining to such defense or settlement of such claim and the indemnifying party shall only pay for such indemnified party's reasonable legal fees and expenses for the period prior to the date of its participation in such defense, and provided further, however, that the indemnified party (together with all indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if the representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between the indemnified party and any other party represented by such counsel in such proceeding. Notwithstanding the foregoing, the indemnifying party shall not be obligated to pay the fees of more than one separate counsel. The failure to notify an indemnifying party of the commencement of any such action will not relieve such indemnifying party of any liability to the indemnified party under this Section 7 (except to the extent that such failure materially and adversely affects the indemnifying party's ability to defend such action), nor shall the omission so to notify an indemnifying party relieve such indemnifying party of any liability which it may have to any indemnified party otherwise other than under this Section 7. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and otherwise in form and substance reasonably satisfactory to the indemnified party.

      If the indemnification provided in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that shall have resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided that in no event shall any contribution by an Investor under this Section 7(d), when aggregated with amounts paid, if any, pursuant to Section 7(b), exceed the Difference. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
      The obligations of the Company and Investors under this Section 7 shall survive the completion of any offering of Registrable Shares in a Registration Statement under Section 3, and otherwise.
      Notwithstanding anything to the contrary herein, the indemnifying party shall not be entitled to settle any claim, suit or proceeding without the written consent of the indemnified party unless in connection with such settlement the indemnified party receives an unconditional release with respect to the subject matter of such claim, suit or proceeding.

    Reports Under the Exchange Act. With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investors to sell the Registrable Shares to the public without registration, the Company agrees to use reasonable efforts: (i) to make and keep public information available, as those terms are understood and defined in the General Instructions to Form S-3, or any successor or substitute form, and in Rule 144, (ii) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act and (iii) undertake any additional actions reasonably necessary to maintain the availability of the Registration Statement or the use of Rule 144.

    Selling Procedures. Any sale of Registrable Shares pursuant to the registration statement filed in accordance with Section 3 hereof shall be subject to the following conditions and procedures:

    (a) Updating the Prospectus.

        If the Company informs the selling Investor that the Registration Statement or final prospectus then on file with the SEC is not current or otherwise does not comply with the Securities Act, the Company shall use its best efforts to provide to the selling Investor a current prospectus that complies with the Securities Act as soon as practicable, but in no event later than three (3) business days after delivery of such notice. The Company's obligation to update the Registration Statement or final prospectus under this Section 9(a)(i) shall not be subject to the limitations of Section 9(a)(ii) or (b) below.
        If the Company requires more than three (3) business days to update the prospectus under Section 9(a)(i) above, the Company shall have the right to delay the preparation of a current prospectus that complies with the Securities Act without explanation to such Investor, subject to the limitations set forth in Section 9(b) below, for a period of not more than forty-five (45) days (or two periods which total not more than ninety (90) days in the aggregate) during any twelve-month period.

    (b) General. Notwithstanding the foregoing, upon receipt of any notice from the Company of (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus or for additional information relating to the Registration Statement, (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) the happening of any event which makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or prospectus so that, in the case of the Registration Statement, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (v) that, in the judgment of the Company's Board of Directors, it is advisable to suspend use of the prospectus for a discrete period of time due to pending corporate developments, public filings with the Commission or that there exists material nonpublic information about the Company that the Board of Directors, acting in good faith, determines not to disclose in a registration statement, then the Company may suspend use of the prospectus (each a "Suspension"), in which case the Company shall promptly so notify each Investor and each Investor shall not dispose of Registrable Shares covered by the Registration Statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Investors or until the Investors are advised in writing by the Company that the use of the applicable prospectus may be resumed; provided, however, that, notwithstanding the foregoing, the Company may suspend use of the prospectus pursuant to Sections 9(a)(ii), 9(b)(iv) and 9(b)(v), and an Investor may be prohibited from selling or otherwise disposing of the Registrable Shares covered by the Registration Statement or prospectus, on not more than two occasions in total during any twelve-month period and for no more than ninety (90) days in the aggregate during any such twelve-month period. The Company shall use its best efforts to ensure the use of the prospectus may be resumed as soon as practicable. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment. The Company shall, upon the occurrence of any event contemplated by clause (iv), prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    Pre-emptive Rights. In the event that at any time after the Original Issue Date the Company proposes to issue additional shares of Common Stock or Convertible Securities, other than Excluded Stock, and the Investors collectively hold at least 890,000 shares of Common Stock (subject to the adjustment in the event of a stock split, stock dividend or reverse stock split), the Company shall send a notice (an "Additional Share Notice") to the Holder setting forth the terms of such proposed issuance. The Holder shall be entitled to purchase the proposed number of shares of Common Stock or Convertible Securities, proposed to be issued in proportion to the Holder's Proportionate Percentage (as hereafter defined) on substantially the same terms set forth in the Additional Share Notice by (a) notice to the Company (the "Purchase Notice") within 10 days of the date of the Additional Share Notice and (b) payment of the price for such shares of Common Stock or Convertible Securities, by wire transfer of immediately available funds or such other method of payment as the Company may approve, within 10 days after delivery to the Company of the Purchase Notice. The "Proportionate Percentage" of the Holder means the percentage obtained by dividing (a) the aggregate number shares of Common Stock held by the Holder by (b) the aggregate number of shares of Common Stock of the Company then issued and outstanding.

    Issuance of Certain Securities. As long as the Investors collectively hold at least 890,000 shares of Common Stock (subject to the adjustment in the event of a stock split, stock dividend or reverse stock split), the Company shall not issue any (a) Convertible Securities or similar securities that contain a provision that provides for any change or determination of the applicable conversion price, conversion rate, or exercise price (or a similar provision which might have a similar effect) based on any determination of the Market Price or other value of the Company's securities or any other market based or contingent standard, (b) any preferred stock, debt instruments or similar securities or investment instruments providing for (i) preferences or other payments substantially in excess of the original investment by purchasers thereof or (ii) dividends, interest or similar payments other than dividends, interest or similar payments computed on an annual basis and not in excess, directly or indirectly, of a rate equal to twice the interest rate on 10 year US Treasury Notes.

    Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the Investors shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities who has executed a copy of this Agreement or otherwise indicated its agreement to be bound hereby. Without limitation on the Investors' rights to transfer Registrable Securities, the Company acknowledges that any Investor may, at any time, transfer any of the Registrable Securities which they may own, beneficially or of record, to (a) their affiliates, or (b) their partner(s), investor(s), security holder(s) or beneficial holder(s) pursuant to their organization documents or other agreements, and that, upon the consummation of any such transfer, the provisions of this Agreement shall be binding upon and inure to the benefit of each transferee of such Registrable Securities.

    Entire Agreement. This Agreement (including the exhibits hereto) constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and it also supersedes any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.

    Miscellaneous.

    (a) Amendments. This Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Majority Holders and the Company.

    (b) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California. Each party hereby irrevocably consents and submits to the jurisdiction of any California State or United States Federal Court sitting in the State of California, County of Santa Clara, over any action or proceeding arising out of or relating to this Agreement and irrevocably consents to the service of any and all process in any such action or proceeding by registered mail addressed to such party at its address specified herein (or as otherwise noticed to the other party). Each party further waives any objection to venue in California and any objection to an action or proceeding in such state and county on the basis of forum non conveniens.

    (c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns. This Agreement shall also be binding upon and inure to the benefit of any transferee of any of the Registrable Shares. Notwithstanding anything in this Agreement to the contrary, if at any time any Investor shall cease to own any Registrable Shares, all of such Investor's rights under this Agreement shall immediately terminate.

    (d) Notices

        Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by mail, courier (overnight or same day) or fax or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder (except that notices of Suspensions or stop orders must be made by fax). The date of giving any notice shall be the date of its actual receipt.
        All correspondence to the Company shall be addressed as follows:

        8X8, Inc.
        2445 Mission College Boulevard
        Santa Clara, California 95054
        Attention: Chief Executive Officer
        Fax number: (408) 980-0432

        with a copy to:

        Wilson Sonsini Goodrich & Rosati
        650 Page Mill Road
        Palo Alto, California 94304
        Attention: John T. Sheridan, Esq.
        Fax number: (650) 493-6811

        All correspondence to any Investor shall be sent to the most recent address furnished by the Investor to the Company.
        Any Investor may change the address to which correspondence to it is to be addressed by notification as provided for herein.

    (e) Injunctive Relief. The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law may be inadequate, and each of the parties hereto shall be entitled to seek specific performance of the obligations of the other parties hereto and such appropriate injunctive relief as may be granted by a court of competent jurisdiction.

    (f) Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

    (g) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, such provision shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the balance of the Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.

    (h) Aggregation of Shares. Registrable Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

    (i) Counterparts. This Agreement may be executed in a number of counterparts, any of which together shall for all purposes constitute one Agreement, binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart.

    [Remainder of Page Intentionally Left Blank]

    IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date and year first above written.

    8X8, Inc.

    By: ____________________________

    Name:
    Title:

    INVESTOR

    [                     ]

    By: ____________________________

    Name:
    Title:

    Exhibit A

    SCHEDULE OF INVESTORS

    AMENDMENT NO. 1

    TO INVESTOR RIGHTS AGREEMENT

    This AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT (this "Amendment") is made as of November 18, 2003 by and among 8x8, Inc., a Delaware corporation (the "Company") and the investors listed on Exhibit A hereto. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Rights Agreement (as defined below).

    RECITALS

    WHEREAS, the Company and the investors party thereto (the "Investors") have entered into an Investor Rights Agreement dated as of November 12, 2003 (the "Rights Agreement");

    WHEREAS, Section 14(a) of the Rights Agreement provides that the Rights Agreement may be amended by the written consent of the Company and those Investors holding more than fifty (50%) of the Registrable Shares held by all of the Investors; and

    WHEREAS, the Company and the Investors executing this Amendment wish to amend the Rights Agreement to reflect the issuance by the Company of (x) 779,718 additional shares of its common stock and (y) warrants to purchase up to 779,718 additional shares of its common stock as set forth in that certain Amendment No. 1 dated November 18, 2003 to the Unit Subscription Agreement dated November 12, 2003 (as so amended, the "Unit Subscription Agreement").

    NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

      Definitions. The following terms shall now have the meanings provided below:

      "Excluded Stock" shall mean (i) the Shares, (ii) the Purchased Warrants, and (iii) any shares of Common Stock issued or issuable by the Company (a) to employees, directors or consultants pursuant to any equity compensation plan approved by the Company's Board of Directors, (b) to bona fide leasing companies, strategic partners, or major lenders, (c) as the purchase price in a bona fide acquisition or merger (including reasonable fees paid in connection therewith) or (d) upon conversion or exercise of the Purchase Warrants.

      "Original Issue Date" shall mean the date on which any Shares or Purchase Warrants were first sold and issued.

      "Purchased Warrants" shall mean any warrants to purchase shares of common stock, $0.001 par value per share, of the Company issued pursuant to the Unit Subscription Agreement.

      "Shares" shall mean any shares of common stock, $0.001 par value per share of the Company issued and sold pursuant to the Unit Subscription Agreement.

      Miscellaneous.

          Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of California.

          Counterparts. This Amendment may be executed in a number of counterparts, any of which together shall for all purposes constitute one agreement, binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart.

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    IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Investor Rights Agreement as of the date and year first above written.

    8X8, Inc.

    By: ____________________________

    Name:
    Title:

    INVESTOR

    [                     ]

    By: ____________________________

    Name:
    Title:

    Exhibit A

    SCHEDULE OF INVESTORS